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                                 PANAVISION INC.
                         INCORPORATED UNDER THE LAWS OF
                             THE STATE OF DELAWARE

                          AMENDED AND RESTATED BY-LAWS

                                   ARTICLE I
                                    OFFICES

         The registered office of the Corporation in Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, in the State of Delaware, and The Corporation Trust Company shall be the resident agent of this Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 1. ANNUAL MEETING: The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on the second Monday of May in each year, or as soon after such date as may be practicable, in such city and state and at such time and place as may be designated by the Board of Directors, and set forth in the notice of meeting. If said day be a legal holiday, said meeting shall be held on the next succeeding business day. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

         Section 2. SPECIAL MEETINGS: Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors or by the Chairman of the Board of Directors, and shall be called by the Chairman of the Board of Directors at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

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         Section 3.  NOTICE OF MEETINGS:  Written notice of the time and place of any stockholders meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

         Section 4. QUORUM: Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.

         Section 5. ADJOURNMENT OF MEETINGS: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.
         Section 6. VOTING LIST: The Secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 7. VOTING: Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless said proxy provides for a longer period. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the

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majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

         Section 8. RECORD DATE OF STOCKHOLDERS: The Board of Directors is authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

         Section 9. ACTION WITHOUT MEETING: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 10. CONDUCT OF MEETINGS: The Chairman of the Board of Directors or, in his absence the President, or any Vice-President designated by the Chairman of the Board, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

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                                   ARTICLE III
                                    DIRECTORS

         Section 1. NUMBER AND QUALIFICATIONS: The Board of Directors shall consist initially of at least five directors, or such other number as may be fixed from time to time by resolution of the Board. The directors need not be stockholders of the Corporation.

         Section 2. ELECTION OF DIRECTORS: The directors shall be elected by the stockholders at the annual meeting of stockholders. The first Board of Directors shall hold office until the first annual meeting of stockholders after the date hereof.

         Section 3. DURATION OF OFFICE: The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

         Section 4. REMOVAL AND RESIGNATION OF DIRECTORS: Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

         Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

         Section 5. FILLING OF VACANCIES: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, PROVIDED HOWEVER, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and PROVIDED FURTHER, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

         Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

         Section 6. REGULAR MEETINGS: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is

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present.  Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

         Section 7. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or by any two directors.

         Section 8. NOTICE AND PLACE OF MEETINGS: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telecopy, facsimile or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

         Section 9. BUSINESS TRANSACTED AT MEETINGS, ETC.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

         Section 10. QUORUM: A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-laws. The members of the Board shall act only as the Board and the individual members thereof shall not have any powers as such.

         Section 11. COMPENSATION: The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

         Section 12. ACTION WITHOUT A MEETING: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are

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filed with the minutes of the proceedings of the Board or committee.

         Section 13.  MEETINGS THROUGH USE OF COMMUNICATIONS  EQUIPMENT:
Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                  ARTICLE IV
                                  COMMITTEES

         Section 1. EXECUTIVE COMMITTEE: The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware General Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

         Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

         Any person ceasing to be a director shall IPSO FACTO cease to be a member of the Executive Committee.

         Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

         Section 2. AUDIT COMMITTEE: There shall be an Audit Committee consisting of at least two members of the Board of Directors. None of the members of the Audit Committee shall be directly involved in the supervision or management of the financial affairs of the Corporation or any of its subsidiaries.

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         A.   The books, records and accounts of the Corporation may be
audited periodically by independent public accountants. In connection with the audit process, the Audit Committee shall have the following duties to:

              (1) make recommendations about the appointment, retention, and termination of independent public accountants;

              (2) make recommendations about the scope of the audit and audit procedures;

              (3) review for the Board of Directors all recommendations made by the independent public accountants about accounting methods and matters which are relevant to the Corporation; and

              (4) review with the independent public accountants those aspects of the following matters which pertain to the Corporation, upon completion of their audit: (a) the financial statements and any report or opinion proposed to be rendered in connection therewith; (b) the independent public accountant's perceptions of the personnel responsible for the Corporation's financial and accounting matters; (c) the cooperation which the independent public accountants receive during the course of their audit; (d) the extent which the resources of the Corporation were or should be utilized to minimize the audit fee; (e) any significant transactions which were not in the ordinary, routine and regular course of business of the Corporation; (f) any change in accounting principles, policies or standards; (g) all significant adjustments proposed by the independent public accountants; (h) general policies and procedures relating to internal auditing and financial controls which pertain to the Corporation; and
(i) any recommendations which the independent public accountants may have with respect to internal financial controls, choice of accounting policies and principles, or management reporting systems.

         B. The Audit Committee shall meet periodically with the staff responsible for the Corporation's financial and accounting matters to review and discuss the scope of internal accounting procedures and controls then in effect and the extent which any recommendations made by the independent public accountants or any internal auditors have been implemented.

         C. The Audit Committee shall direct and supervise any investigation which it believes is necessary into any matter brought to its attention within the scope of its duties. The Audit Committee may retain outside consultants in connection with any such investigation.

         D. The Audit Committee shall monitor the business practices of the Corporation as set forth in the written policies

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of the Corporation, such as compliance with antitrust policies and other policies, as directed by the Board of Directors.

         E. The Audit Committee shall prepare and present to the Board of Directors a report covering its activities twice yearly at regular board meetings or more often, when considered necessary, to report a material irregularity.

         Section 3. OTHER COMMITTEES: Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

         Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

         Section 4. RESIGNATION: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

         Section 5. QUORUM: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

         Section 6. RECORD OF PROCEEDINGS, ETC.: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

         Section 7. ORGANIZATION, MEETINGS, NOTICES, ETC.: A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph, fax or

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cable, or delivered personally or by telephone not later than 24 hours before the time at which the meeting is to be held.

          Section 8. COMPENSATION: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

                                  ARTICLE V
                                  OFFICERS

         Section 1. NUMBER: The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person, as the directors may determine.

          Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS: The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. The Chairman of the Board of Directors, if any, shall be a director of the Corporation, and should he cease to be a director, he shall IPSO FACTO cease to be such officer.

          Section 3. OTHER OFFICERS: Other officers, including one or more vice-presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

          Section 4. REMOVAL OF OFFICERS: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

          Section 5. RESIGNATION: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

          Section 6. FILLING OF VACANCIES: A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

          Section 7. COMPENSATION: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

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          Section 8.  CHAIRMAN OF THE BOARD OF DIRECTORS:  The Chairman of the
Board of Directors shall be the Chief Executive Officer of the Corporation and shall preside, if present, at all meetings of the stockholders and at all meetings of the Board of Directors. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, subject, however, to the control of the Board of Directors, and in general shall perform such duties and, subject to the other provisions of those By-Laws, have such powers incident to the office of the Chairman of the Board of Directors and Chief Executive Officer and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors.

          Section 9. PRESIDENT: The President shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or prescribed by these By-Laws.

          Section 10. VICE-PRESIDENTS: The Vice-Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice-Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, or prescribed by these By-Laws and the Board of Directors may determine the order of priority among them.

          Section 11. SECRETARY: The Secretary shall perform such duties as are incident to the office of Secretary, including but not limited to
(a) recording the proceedings of the meetings of the stockholders and directors in a book kept for that purpose; (b) maintaining the stock ledger and stockholder voting list; (c) giving proper notice of meetings; (d) attesting to and signing instruments, stock certificates, and other certificates on behalf of the corporation; and (e) affixing the corporate seal when proper or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-laws.

          Section 12. TREASURER: The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

                                 ARTICLE VI
                                CAPITAL STOCK

Section 1. ISSUE OF CERTIFICATES OF STOCK: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in

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the order of their issue and shall be signed by the Chairman of the Board of
Directors, the President or one of the Vice-Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

          Section 2. REGISTRATION AND TRANSFER OF SHARES: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

          The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

          Section 3. LOST, DESTROYED AND MUTILATED CERTIFICATES: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the

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Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

                                  ARTICLE VII
                            DIVIDENDS, SURPLUS, ETC.

         Section 1. GENERAL DISCRETION OF DIRECTORS: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

          Section 1. FISCAL YEAR: The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

          Section 2. BOOKS: The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

          Section 3. CORPORATE SEAL: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 4. NOTICES: Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telecopy, cable or facsimile the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, telegraphed, cabled or faxed.

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          Section 5.  WAIVER OF NOTICE:  Any stockholder or director may at any time, by writing or by telegraph, cable or fax, waive any notice required to be given under these By-laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

          Section 6. CHECKS, DRAFTS, ETC.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

          Section 7. DEPOSITS: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

          Section 7. VOTING STOCK OF OTHER CORPORATIONS: Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

          Section 8. INDEMNIFICATION OF OFFICERS AND DIRECTORS: The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

                                  ARTICLE IX
                                  AMENDMENTS

          The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of

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

Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

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